Exhibit (h)(17)

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”) is made as of December 2, 2020 by and among Stone Ridge All Asset Variance Risk Premium Fund (the “Acquired Fund”), a series of Stone Ridge Trust III, a closed-end management investment company organized as a Delaware statutory trust (“Trust III”) and Stone Ridge All Asset Variance Risk Premium Fund (the “Acquiring Fund” and, together with the Acquired Fund, the “Funds”), a series of Stone Ridge Trust, an open-end series management investment company organized as a Delaware statutory trust (the “Trust”).

PLAN OF REORGANIZATION

(a)      The Acquired Fund shall sell, assign, convey, transfer and deliver to the Acquiring Fund on the Exchange Date (as defined in Section 4(a)) all of its properties and assets, subject to liabilities. In consideration therefor, the Acquiring Fund shall, on the Exchange Date, assume all of the liabilities of the Acquired Fund existing as of the Valuation Time (as defined in Section 4(b)) and deliver to the Acquired Fund a number of full and fractional Class I shares of beneficial interest of the Acquiring Fund (the “Reorganization Shares”) having an aggregate net asset value equal to the value of the properties and assets of the Acquired Fund attributable to common shares of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund attributable to common shares of the Acquired Fund on such date.

(b)      Upon consummation of the transactions described in paragraph (a) above, the Acquired Fund shall distribute to its common shareholders of record as of the Exchange Date, the full and fractional Reorganization Shares (as described in paragraph (a) above) in complete liquidation of the Acquired Fund; each shareholder being entitled to receive that proportion of such Reorganization Shares which the number of common shares of beneficial interest of the Acquired Fund held by such shareholder bears to the total number of common shares of the Acquired Fund outstanding on such date. Certificates representing the Reorganization Shares will not be issued. All issued and outstanding shares of the Acquired Fund and all Acquired Fund shares held in treasury, if any, will simultaneously be cancelled on the books of the Acquired Fund. As soon as practicable following the liquidation of the Acquired Fund as aforesaid, the Acquired Fund shall be dissolved pursuant to the provisions of the Trust III Agreement and Declaration of Trust and applicable law, and its legal existence terminated. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Exchange Date and, if applicable, such later date on which the Acquired Fund is dissolved.

(c)      It is intended that the reorganization described in this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), this Agreement is adopted as a plan of reorganization within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

AGREEMENT

The Acquiring Fund and Acquired Fund therefore agree as follows:

1.    Representations, Warranties and Agreements of the Acquiring Fund. The Acquiring Fund represents and warrants to and agrees with the Acquired Fund that:

a.      The Acquiring Fund is a duly established and designated series of the Trust and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Trust is duly qualified in every jurisdiction where the conduct of its business requires such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the Trust or the Acquiring Fund. Each of the Trust and the Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets, to carry on its business as an investment company and to carry out its obligations under this Agreement.

b.      The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

c.      The prospectus and statement of additional information of the Trust, each as in effect as of the date hereof, and each as from time to time amended or supplemented (collectively, the “Acquiring Fund Prospectus”), previously furnished to the Acquired Fund, did not contain as of its date and does not contain as of the date hereof, with respect to the Acquiring Fund or with respect to the Trust as it pertains to the Acquiring Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

d.      There are no material legal, administrative or other proceedings pending or, to the knowledge of the Trust or the Acquiring Fund, threatened against the Trust (with respect to the Acquiring Fund), which assert liability on the part of the Trust (with respect to the Acquiring Fund). The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

e.      The Acquiring Fund has no known liabilities of a material nature, contingent or otherwise.

f.      No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act or state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

g.      There are no material contracts outstanding to which the Acquiring Fund is a party, other than as are or will be disclosed in the registration statement on Form N-1A of the Trust with respect to the Acquiring Fund (of which the Acquiring Fund Prospectus is a part) or the Acquired Fund Proxy Statement (as defined in Section 1(m)).

h.      The Acquiring Fund has no shares of beneficial interest issued and outstanding.

i.      The Acquiring Fund has not yet filed its first federal income tax return. At the completion of its first taxable year, the Acquiring Fund will file its federal income tax return and elect to be a “regulated investment company” and until such time will take all steps necessary to ensure that it qualifies for taxation as a “regulated investment company” under Sections 851 and 852 of the Code.

j.      The issuance of the Reorganization Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

k.      The Reorganization Shares to be issued to the Acquired Fund have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued, fully paid and non-assessable by the Trust or the Acquiring Fund, and no shareholder of the Trust or Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

l.      All shares of the Acquiring Fund issued and outstanding as of the Exchange Date will be duly and validly issued and outstanding, fully paid and non-assessable by the Trust or the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund’s shares, nor is there outstanding any security convertible into any of the Acquiring Fund’s shares.

m.      The registration statement (the “Form N-14 Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Trust on Form N-14 on behalf of the Acquiring Fund and relating to the Reorganization Shares issuable hereunder, and the proxy statement of the Acquired Fund relating to the meeting of the Acquired Fund’s shareholders referred to in Section 7 herein (as amended or supplemented by any amendments or supplements filed with the Commission by the Acquiring Fund, and together with the documents incorporated therein by reference, the “Acquired Fund Proxy Statement”), on the date of its filing in definitive form with the Commission, (i) complied in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders’ meeting referred to in Section 7, the Acquired Fund Proxy Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Acquired Fund Proxy Statement made in reliance upon and in conformity with information furnished by the Acquiring Fund and the Trust for use in the Acquired Fund Proxy Statement.

2.    Representations, Warranties and Agreements of the Acquired Fund. The Acquired Fund represents and warrants to and agrees with the Acquiring Fund that:

a.      The Acquired Fund is a duly established and designated series of Trust III and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Trust III is duly qualified in every jurisdiction where the conduct of its business requires such qualification, except to the extent that failure to so qualify would not have a material adverse effect on Trust III or the Acquired Fund. Each of Trust III and the Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets, to carry on its business as an investment company and to carry out its obligations under this Agreement.

b.      Trust III is registered under the 1940 Act as a closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

c.      The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquired Fund, as of the last day of and for its most recently completed fiscal year, audited by the Acquired Fund’s independent registered public accounting firm, and an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for the subsequent semiannual period following the most recently completed fiscal year, copies of which have been filed with the Commission or furnished to the Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. Since the last day of the Acquired Fund’s most recently completed fiscal year, there have not been any material adverse changes in the Acquired Fund’s financial condition, assets, liabilities or business (other than changes caused by changes in market conditions generally or those occurring in the ordinary course of business), or any incurrence by an Acquired Fund of indebtedness (other than in the ordinary course of business). For the purposes of this subparagraph (c), (i) distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business and (ii) the effects of investment underperformance, negative investment performance or net redemptions shall not, individually or in the aggregate, be deemed to give rise to any such change.

d.      The prospectus and statement of additional information of the Acquired Fund, each as in effect as of the date hereof, and each as from time to time amended or supplemented (collectively, the “Acquired Fund Prospectus”), previously furnished to the Acquiring Fund, did not contain as of their date and do not contain as of the date hereof, with respect to the Acquired Fund or with respect to Trust III as it pertains to the Acquired Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

e.      There are no material legal, administrative or other proceedings pending or, to the knowledge of Trust III or the Acquired Fund, threatened against Trust III (with respect to the Acquired Fund) or the Acquired Fund, which assert liability on the part of Trust III (with respect to the Acquired Fund) or the Acquired Fund. The Acquired Fund

knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

f.      There are no material contracts outstanding to which the Acquired Fund is a party, other than as are or will be disclosed in the Acquired Fund Prospectus, the registration statement on Form N-2 of the Acquired Fund (of which the Acquired Fund Prospectus is a part) or the Acquired Fund Proxy Statement.

g.      The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those that are shown as belonging to it on the Acquired Fund’s statement of assets and liabilities as of April 30, 2020, referred to above, and those incurred in the ordinary course of its business as an investment company since such date. Prior to the Exchange Date, the Acquired Fund will endeavor to quantify and to reflect on its balance sheet all of its material known liabilities and will advise the Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to April 30, 2020, whether or not incurred in the ordinary course of business.

h.      As of the Exchange Date, the Acquired Fund will have filed all federal, state and other tax returns or reports that are required to have been filed by the Acquired Fund and will have paid all federal, state and other taxes shown to be due on said returns or on any assessments received by the Acquired Fund. All tax liabilities of the Acquired Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquired Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

i.      At the Exchange Date, Trust III, on behalf of the Acquired Fund, will have full right, power and authority to sell, assign, convey, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of all of the Investments (as defined below), cash and any other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and other properties and assets of the Acquired Fund, whether accrued or contingent, including, for the avoidance of doubt, all right, title and interest in the shares of Stone Ridge All Asset Variance Risk Premium Sub Fund Ltd. (collectively, the “Assets”), subject to no encumbrances, liens or security interests (other than customary liens of custodians for fees) whatsoever and without any restrictions upon the transfer thereof, except for such encumbrances, liens, security interests or restrictions on transfers as disclosed in writing to the Acquiring Fund. As used in this Agreement, the term “Investments” shall mean the Acquired Fund’s investments that would be shown on its schedule of its investments if such a schedule were prepared as of the close of business on the Valuation Date (as defined in Section 4(b) below).

j.      No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquiring Fund or the Acquired Fund, except as previously disclosed to the Acquiring Fund by the Acquired Fund.

k.      No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, the 1940 Act or state securities or blue sky laws.

l.      The Acquired Fund has met the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code in respect of each taxable year since the commencement of its operations, and will continue to meet such requirements at all times through the Exchange Date.

m.      To the best of its knowledge, all of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

n.      All issued and outstanding shares of the Acquired Fund are, and at the Exchange Date will be, duly and validly issued and outstanding, fully paid and non-assessable by Trust III or the Acquired Fund. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund’s shares, nor is there outstanding any security convertible into any of the Acquired Fund’s shares.

o.      The Acquired Fund Proxy Statement, on the date of its filing in definitive form with the Commission, (i) complied in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Acquired Fund Proxy Statement was distributed to shareholders of the Acquired Fund and at the time of the shareholders’ meeting of the Acquired Fund’s shareholders referred to in Section 7, the Acquired Fund Proxy Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Acquired Fund Proxy Statement made in reliance upon and in conformity with information furnished by the Acquiring Fund for use in the Acquired Fund Proxy Statement.

p.      The information provided by the Acquired Fund for use in the Form N-14 Registration Statement is accurate and complete in all material respects and complies with federal securities and other laws and regulations applicable thereto in all material respects.

3.    Reorganization.

a.      Subject to the requisite approval of the shareholders of the Acquired Fund and to the other terms and conditions contained herein, the Acquired Fund agrees to sell, assign, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund agrees to acquire from the Acquired Fund, on the Exchange Date all of the Assets existing as of the Valuation Time (as defined in Section 4(b) below) in exchange for that number of shares of beneficial interest of the Acquiring Fund provided for in Section 5 of this Agreement and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, whether accrued or contingent, existing as of the Valuation Time. The Acquired Fund will, as soon as practicable after the Exchange Date, distribute all of the Reorganization Shares received by it to the shareholders of record of the Acquired Fund in exchange for their common shares of the Acquired Fund pursuant to Section 5.

b.      Trust III, on behalf of the Acquired Fund, will pay or cause to be paid to the Acquiring Fund any interest, cash or such dividends, rights and other payments received for the account of the Acquired Fund on or after the Exchange Date with respect to the Assets of the Acquired Fund. Any such distribution shall be deemed included in the Assets transferred to the Acquiring Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone “ex” such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the Assets of the Acquired Fund acquired by the Acquiring Fund.

4.    Exchange Date; Valuation Time.

a.      Delivery of the Assets of the Acquired Fund to be transferred and assumption of the liabilities of the Acquired Fund to be assumed, and delivery of the Reorganization Shares to be issued, shall occur at the offices of the Trust at 510 Madison Avenue, 21st Floor, New York, New York 10022 or at such other location and date agreed to by the Acquiring Fund and the Acquired Fund, the date upon which such transactions are to take place being referred to herein as the “Exchange Date.” All acts taking place on the Exchange Date pursuant to this Agreement shall be deemed to take place simultaneously as of 5:00 p.m. Eastern Time on the Exchange Date unless otherwise agreed to by the parties.

b.      The “Valuation Time,” as referred to herein, is ordinarily the close of regular trading on the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. Eastern time) on the Exchange Date or such earlier or later day as may be mutually agreed upon in writing by the parties hereto, such date shall be referred to herein as the “Valuation Date.”

c.      In the event that, immediately prior to or at the Valuation Time, (a) the New York Stock Exchange shall be closed to regular session trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the net asset value of the Acquiring Fund or the Acquired Fund is impracticable, the Exchange Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored or such other date as may be agreed upon by the Acquiring Fund and the Acquired Fund; provided that if trading shall not be fully resumed and reporting restored within three business days after the Exchange Date, this Agreement may be terminated by the Acquiring Fund or the Acquired Fund upon the giving of written notice to the other party.

5.    Issuance of Reorganization Shares; Assumption of Liabilities. Subject to the terms and conditions contained herein, on the Exchange Date, the Acquiring Fund will deliver to the Acquired Fund a number of full and fractional Reorganization Shares having an aggregate net asset value equal to the value of the Assets of the Acquired Fund attributable to common shares of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund attributable to common shares of the Acquired Fund on such date, determined as hereinafter provided in this Section 5.

a.      The net asset value of the Reorganization Shares to be delivered to the Acquired Fund, the value of the Assets attributable to the common shares of the Acquired Fund and the value of the liabilities attributable to the common shares of the Acquired Fund to be assumed by the Acquiring Fund, shall in each case be determined as of the Valuation Time.

b.      The net asset value of the Reorganization Shares shall be computed by the Acquiring Fund, in cooperation with the Acquired Fund, in the manner set forth in the Acquiring Fund Prospectus. The value of the assets and liabilities attributable to the common shares of the Acquired Fund shall be determined by the Acquiring Fund, in cooperation with the Acquired Fund, pursuant to procedures which the Acquiring Fund would use in determining the net asset value of the Acquiring Fund’s shares of beneficial interest.

c.      No adjustment shall be made in the net asset value of either the Acquired Fund or the Acquiring Fund to take into account differences in realized and unrealized gains and losses.

d.      On the Exchange Date, the Acquiring Fund shall assume all liabilities of the Acquired Fund, whether accrued or contingent, in connection with the acquisition of the Assets and liabilities and subsequent liquidation and dissolution of the Acquired Fund or otherwise.

e.      The Acquiring Fund shall issue the Reorganization Shares to the Acquired Fund. The Acquired Fund shall promptly distribute the Reorganization Shares to the shareholders of the Acquired Fund, which shall be accomplished through the establishment of open accounts for each record shareholder of the Acquired Fund on the transfer agency records of the Acquiring Fund. The Acquired Fund and the Acquiring

Fund agree to cooperate in the establishment of such open accounts and to provide each other with such information as each may reasonably request in connection therewith.

f.      Each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of Assets, assumption of liabilities and liquidation contemplated herein.

6.    Expenses, Fees, etc.

a.      The Acquired Fund will bear the costs and expenses arising directly from the transactions contemplated by this Agreement, whether or not the Reorganization is consummated for any reason, including the costs of restructuring the Acquiring Fund’s portfolio, including, but not limited to, brokerage commissions and other transaction costs.

b.      Notwithstanding any other provision of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth herein.

7.    Meeting of Shareholders; Dissolution.

a.      The Acquired Fund has called a meeting of the Acquired Fund’s shareholders to take place after the effective date of the Form N-14 Registration Statement for the purpose of approving this Agreement and the transactions contemplated hereby.

b.      The Acquiring Fund has, after the preparation and delivery to the Acquiring Fund by the Acquired Fund of a preliminary version of the Acquired Fund Proxy Statement which was satisfactory to the Acquiring Fund and to Ropes & Gray LLP for inclusion in the Form N-14 Registration Statement, filed the Form N-14 Registration Statement with the Commission. Each of the Acquired Fund and the Acquiring Fund will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder to be set forth in the Form N-14 Registration Statement.

c.      The Acquired Fund agrees that the liquidation and dissolution of the Acquired Fund will be effected in the manner provided in Trust III Declaration of Trust in accordance with applicable law and that after the Exchange Date, the Acquired Fund shall not conduct any business except in connection with its liquidation and dissolution.

8.    Conditions to the Acquiring Fund’s Obligations. The obligations of the Acquiring Fund hereunder shall be subject to (a) performance by the Acquired Fund of all its obligations to be performed hereunder at or before the Exchange Date, (b) all representations and warranties of the Acquired Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the

Exchange Date, with the same force and effect as if made at and as of the Exchange Date, and (c) the following further conditions that, at or before the Exchange Date:

a.      The Acquired Fund shall have furnished to the Acquiring Fund (i) a statement of the Acquired Fund’s Assets and liabilities, with values determined as provided in Section 5 of this Agreement, together with a list of Investments and such Investments’ respective tax bases, all as of the Valuation Time, certified on the Acquired Fund’s behalf by the Acquired Fund’s President and Treasurer, and a certificate of both such officers, dated the Exchange Date, that there has been no material adverse change in the financial position of the Acquired Fund since October 31, 2019, other than changes in ordinary course of business as described in Section 2(c) above; and (ii) a copy of the tax books and records of the Acquired Fund necessary for purposes of preparing any tax returns required by law to be filed by or with respect to the Acquired Fund after the Exchange Date.

b.      The Acquired Fund shall have furnished to the Acquiring Fund a statement, dated the Exchange Date, signed by the Acquired Fund’s President and Treasurer, certifying that as of the Exchange Date all representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects as if made at and as of such date, and that the Acquired Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

c.      As of the Exchange Date, there shall not be any material litigation pending or threatened that would seek to enjoin or otherwise prevent the transactions contemplated by this Agreement.

d.      The Acquiring Fund shall have received an opinion of Smith, Katzenstein & Jenkins LLP, dated the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) Trust III is validly existing as a statutory trust under the laws of the State of Delaware and has all necessary statutory trust power to execute, deliver and perform its obligations under this Agreement, and the Acquired Fund is a separate series of Trust III as provided under the laws of the State of Delaware duly established in accordance with the applicable provisions of the Declaration of Trust and Bylaws (the “Bylaws”) of Trust III; (ii) this Agreement has been duly authorized, executed and delivered by Trust III, on behalf of the Acquired Fund, and, assuming that the Prospectus complies with all applicable provisions of the federal securities laws and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of Trust III, on behalf of the Acquired Fund, enforceable against Trust III, on behalf of the Acquired Fund, in accordance with its terms; (iii) the execution and delivery of this Agreement by Trust III, on behalf of the Acquired Fund, did not, and the consummation of the transactions contemplated hereby will not, violate the Declaration of Trust or Bylaws, and will not violate any provision of the laws of the State of Delaware (except that such opinion need not express an opinion on state securities or “blue sky” laws); and (iv) to such counsel’s knowledge (without any independent inquiry or investigation), under the laws of the State of Delaware, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by Trust III or the Acquired Fund in connection with the execution and delivery of this Agreement or the consummation by Trust III, on behalf of the Acquired Fund, of the transactions contemplated hereby, except (a) such as have been obtained or made prior to the Exchange Date, or (b) such as may be required under state securities or “blue sky” laws (except that such opinion need not express an opinion on state securities or “blue sky” laws). In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of Trust III.

e.      The Acquiring Fund shall have received an opinion of Ropes & Gray LLP, counsel to the Acquired Fund, dated the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) the execution and delivery of this Agreement by Trust III, on behalf of the Acquired Fund, did not, and the consummation of the transactions contemplated hereby will not, violate any provision of the federal laws of the United States of America (“Federal Law”) (except that such opinion need not express an opinion on state securities or “blue sky” laws) and will not result in a breach or violation of, or constitute a default under, any material agreements of the Acquired Fund (as identified in an exhibit to such opinion); and (ii) to such counsel’s knowledge (without any independent inquiry or investigation), under Federal Law, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by Trust III or the Acquired Fund in connection with the execution and delivery of this Agreement or the consummation by Trust III, on behalf of the Acquired Fund, of the transactions contemplated hereby, except such as have been obtained or made prior to the Exchange Date. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of Trust III, including certificates with respect to investment restrictions contained in the Declaration of Trust, Bylaws or then-current prospectus or statement of additional information.

f.      The Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP, counsel to the Trust, dated the Exchange Date (which opinion will be subject to certain qualifications), reasonably satisfactory to the Acquiring Fund and substantially to the effect that, on the basis of the existing provisions of the Code, U.S. Treasury regulations issued thereunder, current administrative rules, pronouncements and court decisions, although the matter is not free from doubt, generally for U.S. federal income tax purposes: (i) the transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Acquired Fund will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code; (ii) the Acquired Fund will not recognize any gain or loss upon the transfer of the Assets to the Acquiring Fund pursuant to this Agreement in exchange for the Reorganization Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, or upon the distribution of the Reorganization Shares by the Acquired Fund to its shareholders in liquidation, except for (A) any gain or loss that may be recognized on “section 1256 contracts” as defined in Section 1256(b) of the Code as a result of the closing (if any) of the tax year of the Acquired Fund, (B) any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized by reason of the reorganization (1) as a result of the closing (if any) of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an Asset regardless of whether such a transfer would otherwise be a nontaxable transaction; (iii) Acquired Fund shareholders will not recognize any gain or loss upon the exchange of their Acquired Fund shares for Reorganization Shares; (iv) the aggregate basis of the Reorganization Shares that the Acquired Fund shareholders receive in exchange for their Acquired Fund shares will be the same as the aggregate basis of the Acquired Fund shares exchanged therefor; (v) an Acquired Fund shareholder’s holding period for the Reorganization Shares received pursuant to this Agreement will include the shareholder’s holding period for the Acquired Fund shares exchanged for those Reorganization Shares, provided that the shareholder held the Acquired Fund shares as capital assets; (vi) the Acquiring Fund will not recognize any gain or loss upon the receipt of the Assets in exchange for Reorganization Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund; (vii) the Acquiring Fund’s tax basis in the Assets will be the same as the Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above; (viii) the holding period of each Asset in the hands of the Acquiring Fund, other than certain Assets with respect to which gain or loss is required to be recognized as described in (ii) above, will include the period during which such Asset was held or treated for U.S. federal income tax purposes as held by the Acquired Fund; and (ix) the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the U.S. Treasury regulations thereunder (the “Tax Opinion”). The Tax Opinion will be based upon certain factual representations made by officers of the Acquired Fund and Acquiring Fund and will also be based on customary assumptions. The Tax Opinion is not a guarantee that the tax consequences of the transactions contemplated by this Agreement will be as described in such opinion. The Tax Opinion will note and distinguish certain published precedent. There is no assurance that the Internal Revenue Service or a court would agree with the Tax Opinion.

g.      As of the Exchange Date, the assets of the Acquired Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund identifies to the Acquired Fund as being unsuitable for the Acquiring Fund to acquire by reason of limitations in the Declaration of Trust or Bylaws of the Trust, or of investment restrictions disclosed in the Acquiring Fund Prospectus in effect on the Exchange Date.

h.      Each of the Acquired Fund and the Trust shall have received from the Commission and any relevant state securities administrator such order or orders, if any, as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

i.      All actions taken by Trust III on behalf of the Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Acquiring Fund and Ropes & Gray LLP.

j.      The Acquired Fund shall have furnished to the Acquiring Fund a certificate, signed by the President and the Treasurer of the Acquired Fund, as to the tax cost to the Acquired Fund of the assets delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such tax cost as the Acquiring Fund may reasonably request.

k.      The Acquired Fund’s custodian shall have delivered to the Acquiring Fund a certificate identifying all of the Assets of the Acquired Fund held or maintained by such custodian as of the Valuation Time.

l.      The Acquired Fund’s transfer agent shall have provided to the Acquiring Fund or its agent (i) the originals or true copies of all of the records of Trust III attributable to the Acquired Fund in the possession of such transfer agent as of the Exchange Date and (ii) a certificate setting forth the number of shares of the Acquired Fund outstanding as of the Valuation Time.

m.      This Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite votes of the holders of the outstanding shares of beneficial interest of the Acquired Fund entitled to vote.

9.    Conditions to the Acquired Fund’s Obligations. The obligations of the Acquired Fund hereunder shall be subject to (a) performance by the Acquiring Fund of all its obligations to be performed hereunder at or before the Exchange Date, (b) all representations and warranties of the Acquiring Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Exchange Date, with the same force and effect as if made at and as of the Exchange Date, and (c) the following further conditions that, at or before the Exchange Date:

a.      The Trust, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Fund an Assumption of Liabilities dated as of the Exchange Date, pursuant to which the Acquiring Fund will assume all of the liabilities of the Acquired Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

b.      The Acquiring Fund shall have furnished to the Acquired Fund a statement, dated the Exchange Date, signed by the Trust’s President and Treasurer, certifying that as of the Exchange Date all representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects as if made at and as of such date, and that each of the Trust and the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

c.      As of the Exchange Date, there shall not be any material litigation pending or threatened that would seek to enjoin or otherwise prevent the transactions contemplated by this Agreement.

d.      The Acquired Fund shall have received an opinion of Smith, Katzenstein & Jenkins LLP, dated the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) the Trust is validly existing as a statutory trust under the laws of the State of Delaware and has all necessary statutory trust power to execute, deliver and perform its obligations under this Agreement, and the Acquiring Fund is a separate series of the Trust as provided under the laws of the State of Delaware duly established in accordance with the applicable provisions of the Declaration of Trust and Bylaws of the Trust; (ii) the Reorganization Shares to be delivered to the Acquired Fund as provided for by this Agreement are duly authorized and, upon such delivery, will be validly issued and will be fully paid and non-assessable by the Trust and the Acquiring Fund, and that, under the terms of the Acquiring Fund’s Declaration of Trust, no shareholder of the Acquiring Fund has any preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly authorized, executed and delivered by the Trust, on behalf of the Acquiring Fund, and, assuming that the Prospectus complies with all applicable provisions of the federal securities laws and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of the Trust, on behalf of the Acquiring Fund, enforceable against the Trust, on behalf of the Acquiring Fund, in accordance with its terms; (iv) the execution and delivery of this Agreement by the Trust, on behalf of the Acquiring Fund, did not, and the consummation of the transactions contemplated hereby will not, violate the Declaration of Trust or Bylaws, and will not violate any provision of the laws of the State of Delaware (except that such opinion need not express an opinion on state securities or “blue sky” laws); and (v) to such counsel’s knowledge (without any independent inquiry or investigation), under the laws of the State of Delaware, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Trust or the Acquiring Fund in connection with the execution and delivery of this Agreement or the consummation by the Trust, on behalf of the Acquiring Fund, of the transactions contemplated hereby, except (a) such as have been obtained or made prior to the Exchange Date, or (b) such as may be required under state securities or “blue sky” laws (except that such opinion need not express an opinion on state securities or “blue sky” laws). In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of the Trust.

e.      The Acquired Fund shall have received an opinion of Ropes & Gray LLP, dated the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) the execution and delivery of this Agreement by the Trust, on behalf of the Acquiring Fund, did not, and the consummation of the transactions contemplated hereby will not, violate any provision of Federal Law (except that such opinion need not express an opinion on state securities or “blue sky” laws) and will not result in a breach or violation of, or constitute a default under, any material agreements of the Acquiring Fund (as identified in an exhibit to such opinion); and (ii) to such counsel’s knowledge (without any independent inquiry or investigation), under Federal Law, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the

Trust or the Acquiring Fund in connection with the execution and delivery of this Agreement or the consummation by the Trust, on behalf of the Acquiring Fund, of the transactions contemplated hereby, except such as have been obtained or made prior to the Exchange Date. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of the Trust, including certificates with respect to investment restrictions contained in the Declaration of Trust, Bylaws or then-current prospectus or statement of additional information.

f.      The Acquired Fund shall have received a Tax Opinion of Ropes & Gray LLP (the substance of which is described above in Section 8(f)), dated the Exchange Date (which opinion will be subject to certain qualifications), and reasonably satisfactory to the Acquired Fund. The Tax Opinion will be based upon certain factual representations made by officers of the Acquired Fund and Acquiring Fund and will also be based on customary assumptions. The Tax Opinion is not a guarantee that the tax consequences of the transactions contemplated by this Agreement will be as described in such opinion. The Tax Opinion will note and distinguish certain published precedent. There is no assurance that the Internal Revenue Service or a court would agree with the Tax Opinion.

g.      The Form N-14 Registration Statement shall be effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Acquiring Fund or the Trust, threatened by the Commission.

h.      All actions taken by the Trust on behalf of the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Acquired Fund and Ropes & Gray LLP.

i.      Each of the Trust and the Acquired Fund shall have received from the Commission and any relevant state securities administrator such order or orders, if any, as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

j.      This Agreement shall have been adopted and the transactions contemplated hereby shall have been approved by the requisite votes of the holders of the outstanding shares of beneficial interest of the Acquired Fund entitled to vote.

10.    Indemnification.

a.      To the fullest extent permitted by applicable law, the Acquired Fund shall indemnify and hold harmless, out of the assets of the Acquired Fund (which shall be deemed to include the assets of the Acquiring Fund represented by the Reorganization Shares following the Exchange Date) but no other assets, the Acquiring Fund, the Trust and the trustees and officers of the Trust (for purposes of this Section 10(a), the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the

Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to Trust III or the Acquired Fund contained in this Agreement, the Acquired Fund Proxy Statement or the Form N-14 Registration Statement or any amendment or supplement to any of the foregoing, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to Trust III or the Acquired Fund required to be stated therein or necessary to make the statements relating to Trust III or the Acquired Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of Trust III on behalf of the Acquired Fund. The Indemnified Parties will notify Trust III and the Acquired Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(a). The Acquired Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if the Acquired Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Acquired Fund’s obligation under this Section 10(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Acquired Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(a) without the necessity of the Indemnified Parties’ first paying the same.

b.      To the fullest extent permitted by applicable law, the Acquiring Fund shall indemnify and hold harmless, out of the assets of the Acquiring Fund but no other assets, the Acquired Fund, Trust III and the trustees and officers of Trust III (for purposes of this Section 10(b), the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the Trust or the Acquiring Fund contained in this Agreement, the Acquired Fund Proxy Statement or the Form N-14 Registration Statement or any amendment or supplement to any of the foregoing, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to the Trust or the Acquiring Fund required to be stated therein or necessary to make the statements relating to the Trust or the Acquiring Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Trust on behalf of the Acquiring Fund. The Indemnified Parties will notify the Trust and the Acquiring

Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(b). The Acquiring Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if the Acquiring Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The Acquiring Fund’s obligation under this Section 10(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Acquiring Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(b) without the necessity of the Indemnified Parties’ first paying the same.

11.    No Broker, etc. Each of the Acquired Fund and the Acquiring Fund represents that there is no person who has dealt with it who, by reason of such dealings, is entitled to any broker’s or finder’s or other similar fee or commission arising out of the transactions contemplated by this Agreement.

12.    Termination. The Acquired Fund and the Acquiring Fund may, by mutual consent of the trustees of the Trust and the trustees of Trust III on behalf of each Fund, terminate this Agreement, and each of the Acquired Fund or the Acquiring Fund, after consultation with counsel and by consent of its trustees or an officer authorized by such trustees, may waive any condition to its obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by the first anniversary of this Agreement, this Agreement shall automatically terminate on that date unless a later date is agreed to by the Acquired Fund and the Acquiring Fund.

13.    Survival. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except Sections 6, 10, 13, 14, 15, 18, 19, 20 and 23.

14.    Covenants, etc. Deemed Material. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

15.    Sole Agreement; Governing Law. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except as provided by Section 16 hereto, and shall be construed in accordance with and governed by the laws of the State of Delaware.

16.    Amendment. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated by the Agreement and may be amended by mutual consent of the parties in writing at any time; provided, however, that there shall not be any amendment that by law requires approval by the shareholders of a party without obtaining such approval.

17.    Waiver. At any time on or prior to the Exchange Date, the Acquired Fund or the Acquiring Fund, after consultation with counsel and by consent of its trustees or an officer authorized by such trustees, may waive any condition to its respective obligations hereunder.

18.    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of any other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

19.    Notices. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, courier or certified mail addressed to Stone Ridge Trust, Attention: Chief Compliance Officer, 510 Madison Avenue, 21st Floor, New York, New York 10022.

20.    Recourse. All persons dealing with the Acquiring Fund or the Acquired Fund must look solely to the property of such Fund for the enforcement of any claims against such Fund, as none of the trustees, officers, agents or shareholders or other series of the Trust or Trust III, as applicable, assume any liability for obligations entered into on behalf of either of the Funds.

21.    Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

22.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

23.    Further Assurances. Each Fund shall use its reasonable best efforts in good faith to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit the consummation of the transactions contemplated by this Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated by this Agreement, and shall cooperate fully with one another to that end.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

STONE RIDGE TRUST III
on behalf of Stone Ridge All Asset Variance Risk Premium Fund

By:	/s/ Lauren Macioce
	Name:	Lauren Macioce
	Title:	Secretary

STONE RIDGE TRUST
on behalf of its series Stone Ridge All Asset Variance Risk Premium Fund

By:	/s/ Lauren Macioce
	Name:	Lauren Macioce
	Title:	Secretary

[Signature Page to Agreement and Plan of Reorganization]